                                                                      EXHIBIT 12

                        KRAFT FOODS INC. AND SUBSIDIARIES
               Computation of Ratios of Earnings to Fixed Charges
                            (in millions of dollars)

                               -------------------


                                                                         Nine Months Ended        Three Months Ended
                                                                         September 30, 2002        September 30, 2002
                                                                         ------------------        ------------------

Earnings before income taxes and minority interest                              $3,822                    $1,350

Add (Deduct):
Equity in net earnings of less than 50% owned affiliates                           (31)                      (12)
Dividends from less than 50% owned affiliates                                       26
Fixed charges                                                                      754                       243
Interest capitalized, net of amortization                                           (1)
                                                                                ------                    ------

Earnings available for fixed charges                                            $4,570                    $1,581
                                                                                ======                    ======

Fixed charges:

Interest incurred:
   Interest expense                                                             $  658                    $  211
   Capitalized interest                                                              3                         1
                                                                                ------                    ------
                                                                                   661                       212

Portion of rent expense deemed to represent
   interest factor                                                                  93                        31
                                                                                ------                    ------

Fixed charges                                                                   $  754                    $  243
                                                                                ======                    ======

Ratio of earnings to fixed charges                                                 6.1                       6.5
                                                                                ======                    ======


                                                                      EXHIBIT 12

                        KRAFT FOODS INC. AND SUBSIDIARIES
               Computation of Ratios of Earnings to Fixed Charges
                            (in millions of dollars)

                               ------------------


                                                                              Years Ended December 31,
                                                 -------------------------------------------------------------------------

                                                   2001              2000             1999           1998             1997
                                                 -------           -------          --------       --------         ------

Earnings before income taxes                     $3,447             $3,415         $ 3,040         $2,999           $3,083

Add (Deduct):
Equity in net earnings
   of less than 50%
   owned affiliates                                 (41)               (50)            (51)           (28)             (28)
Dividends from less
   than 50% owned
   affiliates                                        21                 12              10              9               10
Fixed charges                                     1,581                710             646            638              593
Interest capitalized,
   net of amortization                               (3)                 -              (2)            (1)              (3)
                                                 ------             ------          ------         ------           ------
Earnings available for
   fixed charges                                 $5,005             $4,087          $3,643         $3,617           $3,655
                                                 ======             ======          ======         ======           ======

Fixed charges:
Interest incurred:
   Interest expense                              $1,452             $  615          $  547         $  549           $  500
   Capitalized interest                               5                  3               4              3                5
                                                 ------             ------          ------         ------           ------
                                                  1,457                618             551            552              505
Portion of rent expense
   deemed to represent
   interest factor                                  124                 92              95             86               88
                                                 ------             ------          ------         ------           ------

Fixed charges                                    $1,581             $  710          $  646         $  638           $  593
                                                 ======             ======          ======         ======           ======
Ratio of earnings to
   fixed charges                                    3.2                5.8             5.6            5.7              6.2
                                                 ======             ======          ======         ======           ======

